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                                                                    EXHIBIT 10.3

                              FIRST AMENDMENT TO
                             EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made, dated and effective as of the 1st day of April, 1997 by and between Countrywide Asset Management Corporation, a Delaware corporation ("Employer") and Michael W. Perry ("Officer"). Capitalized terms not otherwise defined herein shall have the respective meanings given such term in the Employment Agreement (as defined below).

                                  WITNESSETH

     WHEREAS, Employer and Officer have entered into that certain Employment Agreement dated as of November 14, 1996 (the "Employment Agreement"), pursuant to which Officer has agreed to serve, among other positions, as President and Chief Operating Officer of CWM Mortgage Holdings, Inc. ("Holdings");

     WHEREAS, Employer has proposed and Officer has agreed to seek the approval of the Employment Agreement from the shareholders of Holdings at their annual meeting; and

     WHEREAS, Employer and Officer wish to amend the Employment Agreement on the terms and subject to the conditions set forth herein below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. The first sentence of Section 4(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

          "Employer shall pay to Officer for each of the Fiscal Years ending during the term of this Agreement an incentive compensation award determined pursuant to the Annual Incentive Plan and the Incentive Matrix attached hereto as Appendix A; provided, however, that Employer shall have no obligation to pay Officer any such compensation award for the fiscal years 1997 through 2000 pursuant to this Section 4(b) unless such compensation is approved by the holders of at least a majority of the shares of common stock, par value $0.01 per share, of Holdings present in person or represented by proxy and entitled to vote thereon at the 1997 Annual Meeting of the Stockholders."

     2. The Employment Agreement is hereby amended by adding to Section 8 the following new subsections (l) and (m):

          "l. AMENDMENTS. This Agreement may be amended or modified by a written instrument executed by the Employer (or any successor thereto) and Michael Perry at any time; provided, however, that nothing in this
     Agreement shall permit any material amendment or material modification to
     Section 4(b) of this Agreement unless such amendment or modification is approved by the stockholders of Holdings in the manner set forth in Section 4(b) hereof.
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          m.  OPTION TO RENEGOTIATE.  In the event that stockholders of Holdings do not approve the incentive compensation provisions set forth in section 4(b) of this Agreement at the 1997 Annual Meeting of the Stockholders, Officer shall be entitled to renegotiate this Agreement in its entirety.
     If after such negotiations, the parties in good faith cannot reach an agreement on the terms of a new employment agreement, Officer will have the right to terminate this Agreement pursuant to Sections 5(e) and (f) hereof and the right to be released from the covenant not to compete set forth in
     Section 8(k) hereof."

     3.  No Other Amendment.  Except as expressly amended herein, the Employment
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Agreement shall remain in full force and effect as currently written.

     4.  Counterparts.  This Amendment may be executed in any number of
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counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                         COUNTRYWIDE ASSET MANAGEMENT CORPORATION


                         By: /s/ Angelo R. Mozilo
                             --------------------
                             Angelo R. Mozilo
                             Chief Executive Officer


                         MICHAEL W. PERRY


                         /s/ Michael W. Perry
                         --------------------